Exhibit 99.1

Archstone-Smith

NAREIT

November 2004

Safe harbor language

In addition to historical information, this presentation contains forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith and/or Ameriton Properties, Inc. operates, management’s beliefs and assumptions made by management. While Archstone-Smith and/or Ameriton Properties, Inc. management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this presentation and supplemental information. See “Risk Factors” in Archstone-Smith’s 2003 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance. All forward-looking statements in this presentation are made as of today, based upon information known to management as of the date hereof, and Archstone-Smith assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Archstone-Smith profile

Apartment communities(1)	240
Apartment units(1)	83,400
Equity market capitalization	$8.2 billion
Total market capitalization	$12.3 billion
Forbes 200 Global Ranking	956
Top apartment company in Fortune’s Most Admired Companies List

(1)	Includes operating units, units under construction, and units the Company has a direct ownership in as of September 30, 2004.

Total shareholder returns

     January 1, 2002 November 12, 2004

[The following information was depicted as a bar chart in the presentation]

ASN	69.5%
Bloomberg Apt. Index	53.4%
Dow Jones Utilities	26.9%
Dow Jones Industrial	9.3%
S&P500	6.1%
NASDAQ	2.6%

Archstone-Smith
   Deep and experienced management team

R. Scot Sellers	Chairman and Chief Executive Officer	23 years of Industry Experience
J. Lindsay Freeman	Chief Operating Officer	34 years of Industry Experience
Charles E. Mueller, Jr.	Chief Financial Officer	10 years of Industry Experience
Dana K. Hamilton	Executive Vice President – National Operations	10 years of Industry Experience
Caroline Brower	Secretary and General Counsel	22 years of Industry Experience
James Rosenberg	President – Charles E. Smith Residential	21 years of Industry Experience
Alfred G. Neely	Chief Development Officer	33 years of Industry Experience
Daniel E. Amedro	Chief Information Officer	30 years of Industry Experience
Jack R. Callison, Jr.	Senior Vice President – Corporate Finance	8 years of Industry Experience
Mark A. Schumacher	Controller	3 years of Industry Experience

Irreplaceable Portfolio
     90% in core protected markets

     [The following information was depicted on a United States map]

Washington DC Area	40%
Southern California	18%
San Francisco Bay Area	9%
Chicago	7%
Boston	5%
NYC Metro Area	5%
Seattle	3%
Southeast Florida	3%

As of September 30, 2004

Renting vs. owning in our core markets
      Difference between monthly PITI and ASN rent

     [The following table was depicted as a bar chart in the presentation.]

	Monthly	ASN monthly
	PITI(2)	rent(3)
Connecticut Heights, Washington, D.C. 20008 Median home price[1]: $663,000	$4,102	$1,225
ASN La Jolla, San Diego, CA 92037 Median home price[1]: $940,000	$5,816	$1,431
Redwood Shores, San Francisco, CA 94065 Median home price[1]: $618,500	$3,827	$1,365
One Superior Place, Chicago, IL 60611 Median home price[1]: $353,000	$2,184	$1,486
New River Village, Southeast Florida 33301 Median home price[1]: $445,000	$2,753	$1,521
ASN Canton, Boston, MA 02021 Median home price[1]: $382,000	$2,364	$1,560
Redmond Hill, Seattle, WA 98052 Median home price[1]: $286,000	$1,770	$823
Park Hudson, New York City 10023 Median home price[1]: $765,000	$4,734	$2,676

(1)	Median home price as of August 2004 for the same zip code as the corresponding Archstone-Smith apartment community.

(2)	Estimated monthly house payment assuming a 6.0% interest rate on a 30-year amortizing mortgage with 10% down, 0.35% for homeowner’s insurance, 2.0% for real estate taxes, 0.5% for mortgage insurance and net of income tax benefit of 25%.

(3)	Represents Archstone-Smith’s Potential Effective Rents as of June 2004, as defined in footnote 5 on page 10 of the company’s second quarter 2004 press release supplement.

Protected markets matter
     Lowest occupancy levels 2000 – 2004

     [The following information was depicted as a bar chart in the presentation]

Protected markets
LA County	96.4%
San Diego	95.7%
Washington D.C.	94.7%
SF Bay Area	94.7%
Boston	94.5%

     [The following information was depicted as a bar chart in the presentation]

Commodity markets (not protected)
Phoenix	90.1%
Dallas	89.8%
Houston	89.7%
Denver	88.7%
Atlanta	88.4%

     Source: REIS Data through the third quarter of 2004

IRR matters!

     We make money on our real estate investments

•	$6.3 billion of sales since 1996

•	13% average unleveraged internal rate of return (IRR)

•	$1.0 billion in GAAP gains

•	$841 million in gross gains[1]

         And these are not our best assets!

•	If others won’t disclose it, there must be a reason why

•	FFO is the enemy of IRR’s (for those willing to be led astray by it)

1) See accompanying press release supplement for a definition of gross gains from the disposition of asset sales. See footnote 1 on page 28 of the presentation for a reconciliation of GAAP gains from the disposition of real estate investments to gross gains for the disposition of real estate investments for the period presented.

Demonstrating embedded value

•	We have identified over $4.5 billion of our assets that management believes would currently sell at a 4.5% capitalization rate – or lower

Photos of: The Sonoma, Manhattan; Lofts 590, Washington D.C.; Archstone Torrey Hills, San Diego; Archstone Hoboken, NYC Metro area; Archstone Charles Daniels, Boston; and Archstone Studio City, Los Angeles.

Demonstrating embedded value
     Condo-conversion opportunity – potential special dividend1

•	Approximately $600 million of anticipated non-core asset sales

•	$200 – $300 million of expected tax gains

•	Approximately $1.00 per share potential special dividend

•	No planned reduction to ongoing common share dividend

1)	There can be no assurance that Archstone-Smith will achieve any or all of such asset sales or tax gains. In addition, any dividends we make must first be declared by Archstone-Smith’s Board of Trustees.

Update on asset sales to condominium converters
               Anticipate paying a $1.00 per share special dividend in 2004(1)

	Gross Proceeds	Estimated Taxable Gains
Closed as of 11/15/2004	$103 million	$ 36 million
Under Contract with Money Hard	496 million	191 million
Total	$599 million	$227 million

(1) There can be no assurance that Archstone-Smith will achieve any of these asset sales or tax gains. In addition, any dividends the company makes must first be declared by Archstone-Smith’s Board of Trustees.

Ameriton creates significant value for our company
      Track record since 2000

Photo of Westchester at Dunwoody, Atlanta
Photo of Desert Club, Phoenix

•	$961 million of asset sales

•	$95 million contribution to FFO[1]

•	25% weighted average pre-tax unleveraged IRR

1)	Includes $14 million of FFO from joint venture sales gains. See footnote 2 on page 28 of this presentation for a reconciliation of Ameriton’s contribution to Archstone-Smith’s FFO to GAAP net earnings for the period presented.

Operations matters!

Reported same-store NOI growth

				2004	3 3/4
Company	2001(1)	2002(1)	2003(1)	YTD(2)	NOI growth
Archstone-Smith(3)	6.5%	(2.7%)	(1.3%)	(2.4%)	(0.2%)
United Dominion	2.8%	(0.8%)	(4.0%)	(2.1%)	(4.2%)
BRE Properties	7.3%	(4.5%)	(6.0%)	(1.0%)	(4.6%)
Camden	3.8%	(5.3%)	(5.0%)	0.5%	(6.1%)
Essex	5.7%	(8.3%)	(4.1%)	0.4%	(6.7%)
Equity Residential	3.9%	(4.9%)	(6.7%)	(1.2%)	(8.9%)
Gables	1.5%	(4.3%)	(3.8%)	(5.4%)	(11.6%)
Avalon Bay	7.7%	(10.0%)	(8.2%)	(1.9%)	(12.7%)
Summit	(0.4%)	(8.6%)	(5.4%)	1.1%	(12.9%)
AIMCO	3.8%	(2.0%)	(10.3%)	(6.5%)	(14.7%)
Post Properties	(1.4%)	(10.2%)	(6.0%)	(1.9%)	(18.4%)
Simple Average without ASN	3.5%	(5.9%)	(6.0%)	(1.8%)	(10.1%)

(1)	Per green Street Advisor’s 2Q04 Apartment REIT Update, except for Archstone-Smith figures, which are actual reported results.

(2)	Per companies’ 3Q04 earnings release for same-store results through September 30, 2004.

(3)	See footnote 3 on page 29 for a reconciliation of Archstone-Smith’s same-store NOI to GAAP Earnings from Operations.

Track record of operational innovation

•	Multiple times, not just once

•	Purposeful, not accidental

•	Invest in research and development

•	We are reinventing our industry

ASN 2005 anticipated same store revenue growth
     Protected markets continue to lead the way

The following information was depicted in a bar chart

San Francisco Bay Area	1-2% in 2005
Southern California	3-4% in 2005
Greater Washington DC Area	Over 5% in 2005
ASN Portfolio	3.5 – 4.0% in 2005

Committed to doing the right thing
     Disciplined capital allocation strategy

•	We have been very judicious about raising equity

-	Don’t raise equity just because the window is open

-	No underwritten equity offerings since 1998[1]

•	We continue to do the right thing

-	Selling assets and redeploying proceeds – a cheaper source of capital

•	Aggressive common share repurchase program

-	$692 million repurchased since 1999

•	Potential special dividend(s)

          (1) Excluding equity issued through Archstone-Smith’s dividend reinvestment plan, employee incentive plans and mergers.

Aggressive share repurchase program
     $193.4 million remaining under share repurchase authorization(1)

	Amount	Average Price	Shares
YTD 2004	$93.5 million	$27.65	3.4 million
1999-2003	$598.9 million	$21.52	27.8 million
Total	$692.4 million	$22.18	31.2 million

(1) As of November 15, 2004.

ASN’s Net Asset Value (NAV) per share1

NAV per share sensitivity analysis
Assumed capitalization rate for operating portfolio	(Only valuing development pipeline at cost)
4.75%	$44.05
5.0%	$41.10
5.25%	$38.42
5.5%	$36.00
5.75%	$33.78

(1)	The NAV per share figures presented are based on management’s estimates and are presented for illustrative purposes only. NAV per share does not represent the liquidation value of the company, nor is it intended to represent management’s estimate of the price at which Archstone-Smith’s common shares should trade. The NAV per share figures presented are calculated using only the supplemental information presented on page 14 of the accompanying 3Q2004 earnings press release and capitalizing the company’s operating portfolio net operating income using the assumed capitalization rate reflected in each scenario.

Strong balance sheet and financial flexibility

•	Strong investment grade ratings (BBB+ / Baa1 / BBB+)

•	Company is currently under-leveraged relative to targeted levels[1]

- 43% debt to undepreciated book capitalization

- 37% debt to total market capitalization

•	Minimal floating rate debt exposure: 13% currently

•	$940 million of liquidity[2]

- $245 million of cash

•	Very manageable 20-year debt maturity

1) Leverage ratios as of September 30, 2004.

2) Includes cash on hand, cash in tax-deferred exchange accounts and availability on Archstone-Smith’s unsecured lines of credit as of November 15, 2004.

Archstone-Smith 2005 growth drivers

•	Anticipate substantially improved NOI growth

•	Accretion from positive spread investing

•	Recurring Ameriton gains – $0.07 of anticipated FFO from 2005 sales already under contract with non-refundable earnest money hard

- Plus significant incremental profit opportunity

•	Refinance $323 million of debt – 7.4% current interest rate

•	Preferred share redemptions – $112 million in 2004 and 2005 – 8.5% average coupon rate

•	Common share repurchases

•	Excess balance sheet capacity

- Over $245 million of cash to invest

Archstone-Smith goals

•	Trade well above our estimate of net asset value per share

•	Reinvent our industry

•	Build the Dominant Operating Platform

•	Respected member of corporate America – not just a great real estate company

Archstone-Smith
Appendix

A brief history of Archstone-Smith
     Top markets in 1995 – 2% in today’s core market

[The following information was depicted on a United States map]

Texas	49%
Arizona	29%
New Mexico	9%
Denver	8%
San Diego	2%
Oklahoma	2%
Omaha	1%

     Major markets:

Phoenix
San Antonio
Houston
Dallas
Austin
Denver
Tucson
El Paso
Albuquerque
Santa Fe

A brief history of Archstone-Smith
     Our assets in 1995

•	Photo of Craycroft Gardens, Tucson

•	Photo of Tigua Village, El Paso

•	Photo of Foxfire, Phoenix

•	Photo of Cielo Vista, El Paso

•	Photo of Las Flores, El Paso

•	Photo of Rancho Mirage, San Antonio

A brief history of Archstone-Smith
     Our assets today

•	Photo of One Superior Place, Chicago

•	Photo of Archstone Bear Hill, Boston

•	Photo of Ballston Place, Washington, D.C. area

•	Photo of Archstone Playa del Rey, Los Angeles

•	Photo of Alban Towers, Washington, DC

•	Photo of The Sonoma, Manhattan

A brief history of Archstone-Smith
     Top markets in 2004 – 90% in core protected markets

     [The following information was depicted on a United States map]

Washington DC Area	40%
Southern California	18%
San Francisco Bay Area	9%
Chicago	7%
Boston	5%
NYC Metro Area	5%
Seattle	3%
Southeast Florida	3%

As of September 30, 2004

Supplemental information and reconciliation

     Footnotes:

1) Reconciliation of GAAP gains to gross gains on assets sold from 1996 through November 12, 2004:

All amounts in millions
GAAP gains on assets sold	$1,014
Less: accumulated depreciation on assets sold	($173)
Gross gains on assets sold	$841

2) Reconciliation of Ameriton contributions of GAAP net earnings to Ameriton contributions to FFO for 2000 through November 12, 2004:

All amounts in millions
Ameriton contributions to GAAP net earnings:	$111
Less: accumulated depreciation on assets sold:	($26)
Add: income taxes on accumulated depreciation:	$10
Ameriton contributions to FFO:	$95

3) Reconciliation of same store net operating income (NOI) to GAAP consolidated earnings from operations:

	Amounts in millions
	Year	Year	Year	Nine months
	Ended	Ended	Ended	Ended
	12/31/2001	12/31/2002	12/31/2003	9/30/2004
Same Store NOI (2001 amount excludes NOI from Charles E. Smith assets from January 1, 2001 through October 31, 2001	$342	$486	$480	$373
Non-Same Store NOI	146	203	156	86
NOI classified as Discontinued Operations	(121)	(141)	(74)	(42)
NOI	367	548	562	417
Other income	12	9	19	14
Depreciation on real estate investments	(102)	(167)	(188)	(155)
Interest expense	(88)	(190)	(187)	(130)
General and administrative expense	(27)	(46)	(50)	(37)
Provision for possible loss on investments	(15)	0	0	0
Other expense	(16)	(27)	(48)	(6)

GAAP Consolidated Earnings From Operations	$131	$127	$108	$103

Third Quarter 2004

Corporate Headquarters Address:
9200 E. Panorama Circle, Suite 400
Englewood, Colorado
(303) 708-5959

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described within this press release supplement. These financial measures, which include but are not limited to EBITDA, EBITDA Without Gains, Funds From Operations, Funds From Operations with Gains/Losses and Same-Store Sales, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Information included in this supplemental package is unaudited.

News Release

Contact:	Jack R. Callison, Jr.
800-982-9293 • 303-708-5959

Archstone-Smith Announces Third Quarter 2004 Results
Company Increases 2004 Earnings Guidance

DENVER — November 3, 2004 — Archstone-Smith (NYSE:ASN) announced today that its net earnings per share (EPS) for the quarter ended September 30, 2004, was $0.70 per share, compared with $0.79 for the same period in 2003. The company’s funds from operations (FFO) with gains/losses, which reflects the impact of Archstone-Smith’s capital recycling program, was $0.79 per share in the third quarter, compared with $0.79 per share for the third quarter in 2003. The company’s FFO was $0.56 per share in the third quarter of 2004, compared with $0.47 per share for the same period last year.

In addition, Archstone-Smith is increasing its 2004 guidance as follows:

Full Year 2004
Revised Guidance
Earnings Per Share	$2.30 - $2.77
FFO with Gains/Losses	$2.93 - $3.32
FFO	$1.99 - $2.03

The company’s increased 2004 guidance contemplates the dilutive impact of holding cash from its disposition activity. Currently, the company has approximately $215.0 million in cash, including cash on hand and cash held in tax-deferred exchange accounts.

Same-store Portfolio Produces Positive Revenue Growth

Archstone-Smith’s same-store portfolio produced positive year-over-year revenue growth for the first time in 10 quarters. Same-store revenues were up 0.6% from the same period last year. The greater Washington, D.C. metropolitan area, Southern California and Southeast Florida, which collectively represent over 60% of the company’s portfolio, produced same-store revenue growth of 2.4%, 3.0% and 2.8%, respectively. Sequentially, the company’s same-store revenues were up 0.7%. Year-over-year, the company’s same-store expenses increased by 3.7% from the third quarter of 2003, which was in line with expectations; net operating income (NOI) decreased 1.0%.

“We are pleased to achieve positive same-store revenue growth in our portfolio as pricing power returns to our core markets,” said R. Scot Sellers, chairman and chief executive officer. “We are optimistic that both our same-store revenue and NOI growth will continue to steadily improve as we move into 2005, reflecting the increases in rental rates we have implemented in many of our markets during the last several months.”

Ameriton Continues to Create Significant Value for Archstone-Smith

Archstone-Smith’s third quarter results include significant gains from the sale of apartment communities by Ameriton, which contributed $35.5 million, or $0.16, to the company’s EPS and $34.3 million, or $0.15 per share, to its third quarter FFO with gains/losses and FFO. During the third quarter, Ameriton completed the sale of $303.5 million of assets, representing 2,060 units. The weighted average unleveraged pre-tax internal rate of return (IRR) was 23%.

–more–

Archstone-Smith Reports 3Q04 Results

“Ameriton is an extremely profitable franchise for us,” said Mr. Sellers. “We are proud of the impressive track record Ameriton’s team has established over the past four years, and look forward to leveraging this important investment vehicle to continue to produce attractive returns for our shareholders.”

In addition, Archstone-Smith’s third quarter 2004 results include the following items: (i) a $7.7 million gain, or $0.035 per share, from the sale of previously acquired stock in another public apartment company; (ii) a $1.3 million gain, or $0.006 per share, related to the sale of a land parcel; (iii) a one-time charge of $2.6 million, or $0.012 per share, related to the write-off of preferred stock issuance costs in connection with the redemption of $81 million of preferred stock and units; and (iv) a one-time expense of $4.9 million, or $0.022 per share, related to hurricane damage in Florida. This hurricane expense does not include any of the insurance recoveries the company expects to receive as the outstanding claims are resolved over the next several quarters. The company is confident it will receive insurance recoveries, although the precise amount is not yet quantifiable at this time.

Archstone-Smith Declares 117th Consecutive Common Share Dividend

Archstone-Smith also announced that its Board declared the company’s 117th consecutive quarterly common share dividend. The company will pay a dividend of $0.43 per common share payable on November 30, 2004 to shareholders of record as of November 16, 2004. On an annualized basis, this represents a dividend of $1.72 per common share.

Archstone-Smith (NYSE: ASN) is a recognized leader in apartment investment and operations. With a current total market capitalization of $11.7 billion, Archstone-Smith owns and operates an irreplaceable portfolio of high-rise and garden apartment communities concentrated in many of the most desirable neighborhoods in the greater Washington, D.C. metropolitan area, Southern California, the San Francisco Bay area, Chicago, Boston, the greater New York City metropolitan area, Southeast Florida and Seattle. The company continually upgrades the quality of its portfolio through the selective sale of assets, using proceeds to fund investments with even better growth prospects. Through its two brands, Archstone and Charles E. Smith, Archstone-Smith strives to provide great apartments and great service to its customers — backed by unconditional 100% satisfaction guarantees. As of September 30, 2004, Archstone-Smith owned or had an ownership position in 240 communities, representing 83,355 units, including communities under construction.

Archstone-Smith is recognized as one of America’s Most Admired Companies for 2004 by Fortune Magazine and ranks 956 on the Forbes 2000 List, the magazine’s comprehensive ranking of the world’s largest companies, for 2004. In addition, the company was recognized as Colorado’s Top Real Estate Company for 2004 by Colorado Biz Magazine. To find out more, visit ArchstoneSmith.com.

###

Archstone-Smith’s press releases are available on the company’s web site at ArchstoneSmith.com or by calling (800) 982-9293.

In addition to historical information, this press release and quarterly supplemental information contain forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith operates, management’s beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release and supplemental information. See “Risk Factors” in Archstone-Smith’s 2003 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance.

Third Quarter 2004

Financial Highlights (1)
In thousands, except per share amounts and percentages

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003	% Change	2004	2003	% Change
Operating Performance
Net Earnings Attributable to Common Shares - Diluted	$138,660	$154,745	(10.4%)	$314,935	$301,068	4.6%
Per Share Results:
Net Earnings	$0.70	$0.79	(11.4%)	$1.58	$1.55	1.9%
Funds from Operations with Gains/Losses (2)	$0.79	$0.79	0.0%	$2.05	$1.80	13.9%
Funds from Operations (FFO)(3)	$0.56	$0.47	19.1%	$1.59	$1.28	24.2%
Cash Distributions per Common Share	$0.43	$0.4275	0.6%	$1.29	$1.2825	0.6%

	September 30,	December 31,
	2004	2003
Financial Position
Assets
Real Estate (Including Held for Sale Before Depreciation)	$9,314,650	$8,999,180
Total Assets (Net of Accumulated Depreciation)	$9,077,777	$8,921,695
Debt
Long Term Debt (Including Held for Sale)	$4,112,086	$3,799,590
Total Debt	$4,112,086	$3,903,380
Leverage Ratios
Long Term Debt/Long Term Undepreciated Book Capitalization (4)	43.2%	41.4%
Total Debt/Total Undepreciated Book Capitalization (4)	43.2%	42.0%
Equity Market Capitalization (5)
Common Shares and Units	$6,978,360	$6,157,363
Convertible Preferred Shares	40,056	72,272
Perpetual Preferred Shares and Units	80,000	163,673

Total Equity Market Capitalization	$7,098,416	$6,393,308

Total Market Capitalization (6)	$11,210,502	$10,296,688

Fully Converted Shares (7)	223,142	223,850

NOTES

(1) The results of Ameriton Properties Incorporated have been consolidated in the Statement of Earnings and Balance Sheets for all periods presented.

(2) Calculated as FFO (defined below) plus Gross Gains/Losses from the disposition of real estate investments. Gross Gains/Losses from the disposition of real estate investments is defined as net sales proceeds less the gross investment basis of the asset before accumulated depreciation and impairment for possible loss on real estate investments. Joint venture gain/loss deferrals required under GAAP have also been excluded from Gross Gains/Losses. We consider FFO with Gains/Losses to be a meaningful supplemental measure of performance because the continued recycling of capital is a fundamental component of our business strategy, and Gross Gains/Losses from the disposition of real estate investments demonstrates the results of our investment activity. FFO with Gains/Losses is not intended to be a measure of cash flow or liquidity. See page 4 for a reconciliation of Net Earnings to FFO with Gains/Losses.

(3) FFO is calculated in accordance with the FFO definition from NAREIT’s October 1999 White Paper (as amended in April 2002), which includes gains from the sale of taxable REIT subsidiaries. We believe that GAAP Net Earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP net earnings. We acknowledge that FFO is an appropriate supplemental measure when comparing our results of operations to other companies because it is a recognized measure of performance by the REIT industry and it excludes gains/losses from the sale of real estate and real estate depreciation expense, which can vary among owners of similar assets. FFO is not intended to be a measure of cash flow or liquidity. See page 4 for a reconciliation of Net Earnings to FFO.

(4) Represents total long term debt or total debt divided by the sum of shareholders’ equity, applicable debt, minority interest and accumulated depreciation, respectively.

(5) Reflects the market capitalization based on the closing share price on the last trading day of the period for publicly traded securities and liquidation value of private securities. See detailed market capitalization calculation on page 12.

(6) Represents the book value of Total Debt plus Total Equity Market Capitalization.

(7) Represents total common shares and operating partnership units outstanding at the end of the period, plus the assumed conversion of convertible preferred shares and stock options using the treasury stock method.

Third Quarter 2004

Statements of Earnings
In thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Revenues:
Rental Revenues	$224,497	$198,894	$649,193	$586,454
Other Income	4,930	3,833	13,836	14,690

	229,427	202,727	663,029	601,144

Expenses:
Rental Expenses	60,864	51,072	168,699	146,897
Real Estate Taxes	20,900	17,459	63,388	52,851
Depreciation on Real Estate Investments (1)	54,119	42,729	154,834	123,480
Gross Interest Expense	52,455	43,025	146,586	129,481
Capitalized Interest	(5,763)	(6,225)	(17,110)	(17,753)

Net Interest Expense	46,692	36,800	129,476	111,728
General and Administrative	12,898	12,558	37,423	38,200
Other Expense	2,809	2,380	6,107	28,978

	198,282	162,998	559,927	502,134

Earnings from Operations	31,145	39,729	103,102	99,010
Plus:
Income/(Loss) from Unconsolidated Entities (2)	5,485	1,714	18,115	1,008
Other Non-Operating Income (3)	7,701	—	28,162	—
Less:
Minority Interest - Series E, F and G Perpetual Preferred Units	2,045	1,316	4,677	3,948
Minority Interest - Convertible Operating Trust Units	4,070	4,124	14,807	9,367

Net Earnings before Discontinued Operations	38,216	36,003	129,895	86,703
Plus: Net Earnings from Discontinued Operations (4)	102,894	120,425	191,464	220,098

Net Earnings	141,110	156,428	321,359	306,801
Less: Preferred Share Dividends	3,661	4,812	9,935	17,789

Net Earnings Attributable to Common Shares - Basic	137,449	151,616	311,424	289,012
Add Back (dilutive securities only):
Minority Interest	150	347	242	364
Convertible Preferred Share Dividends	1,061	2,782	3,269	11,692

Net Earnings Attributable to Common Shares - Diluted	$138,660	$154,745	$314,935	$301,068

Diluted Weighted Average Common Shares Outstanding - Net Earnings	199,334	196,600	198,751	194,823

Diluted Earnings per Common Share (5)	$0.70	$0.79	$1.58	$1.55

Funds From Operations Reconciliation:
Net Earnings Attributable to Common Shares - Diluted	$138,660	$154,745	$314,935	$301,068
Depreciation on Real Estate Investments	55,698	49,381	164,007	151,366
Depreciation on Real Estate Investments - Unconsolidated Entities	1,373	3,112	6,797	8,512
Gains from Disposition of Depreciable REIT Investments	(77,396)	(118,893)	(156,365)	(212,458)
Gains from Disposition of Unconsolidated Depreciable REIT Investments	(5,176)	—	(7,178)	—
Debt Extinguishment Costs Related to Dispositions	—	151	908	1,884
Minority Interest	2,954	7,927	(428)	6,556
Other (6)	(3,645)	(4,642)	(7,275)	(7,197)

Funds From Operations Attributable to Common Shares - Diluted	112,468	91,781	315,401	249,731
Gross Gains on the Disposition of Real Estate Investments (7)	50,156	71,527	103,157	110,107
Provisions for Possible Loss Excluded from Gross Gains	—	—	—	3,714
Minority Interest	(5,281)	(8,046)	(11,205)	(13,010)

Funds From Operations with Gains/Losses Attributable to Common Shares - Diluted	$157,343	$155,262	$407,353	$350,542

Diluted Weighted Average Common Shares Outstanding:
Net Earnings, FFO and FFO with Gains/Losses	199,334	196,600	198,751	194,823
Per Share Amounts (5)
Funds From Operations - Diluted	$0.56	$0.47	$1.59	$1.28

Funds From Operations with Gains/Losses - Diluted	$0.79	$0.79	$2.05	$1.80

Quarterly Cash Distributions per Common Share	$0.43	$0.4275	$1.29	$1.2825

See notes on following page.

Third Quarter 2004

Statements of Earnings (continued)
In thousands, except per share amounts

NOTES

(1)   Includes amortization expense associated with intangible assets obtained in connection with operating community acquisitions.

(2)   Includes gains from the sale of unconsolidated operating communities.

(3)   Represents the gain on the sale of marketable equity securities and the gain from the sale of our property management business.

(4)   In accordance with SFAS 144, amounts reflect net earnings from real estate investments designated as held for sale or sold, including net gains (losses) on any of these communities actually sold.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Composition of Net Earnings from Discontinued Operations:
Rental Revenues - Communities Sold	$11,535	$40,352	$55,382	$160,644
Rental Expenses - Communities Sold	(5,596)	(15,848)	(21,577)	(57,652)
Real Estate Taxes - Communities Sold	(1,094)	(5,406)	(6,761)	(16,985)

Net Operating Income - Communities Sold	4,845	19,098	27,044	86,007

Rental Revenues - Communities Held for Sale	8,749	8,334	25,518	24,806
Rental Expenses - Communities Held for Sale	(2,718)	(2,352)	(7,638)	(6,649)
Real Estate Taxes - Communities Held for Sale	(985)	(989)	(2,895)	(2,916)

Net Operating Income - Communities Held for Sale	5,046	4,993	14,985	15,241

Depreciation on Real Estate Investments	(1,579)	(6,652)	(9,173)	(27,886)
Interest, net	(6,873)	(14,731)	(25,042)	(49,595)
Income Taxes from Taxable REIT Subsidiaries	(19,068)	(8,063)	(18,172)	(11,005)
Provision for Possible Loss on Real Estate Investments	—	—	—	(3,714)
Debt Extinguishment Costs Related to Dispositions	—	(905)	(1,120)	(2,796)
Allocation of Minority Interest	(12,290)	(15,849)	(23,353)	(29,872)
Gains on Disposition of Taxable REIT Subsidiary Operating Communities, net (a)	55,417	23,641	69,930	31,260
Archstone-Smith Gains on Disposition of REIT Real Estate Investments, net	77,396	118,893	156,365	212,458

Net Earnings from Discontinued Apartment Communities	$102,894	$120,425	$191,464	$220,098

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
(a) Gains on Disposition of Taxable REIT Subsidiary Operating Communities, net per GAAP	$55,417	$23,641	$69,930	$31,260
Ameriton Joint Venture Gains on Disposition of Operating Communities, net per GAAP	—	2,171	7,047	2,214

Total Gains, net per GAAP	55,417	25,812	76,977	33,474
Accumulated Depreciation and Income Taxes Attributable to Dispositions	(21,150)	(13,389)	(26,768)	(16,416)

FFO Impact of Gains, before minority interest	34,267	12,423	50,209	17,058
Minority Interest Attributable to Dispositions	(3,608)	(1,445)	(5,454)	(2,038)

FFO Impact of Gains, after minority interest	$30,659	$10,978	$44,755	$15,020

(5) As of September 30, 2004, the REIT (Archstone-Smith Trust) owned approximately 89.4% of the Operating Trust’s (Archstone-Smith Operating Trust) outstanding common units and the remaining 10.6% were owned by minority interest holders. Per share amounts for each period presented will always be the same for the REIT and the Operating Trust, as the economics of the minority interest holders are the same as those of the common shareholders and, therefore, both the numerator and denominator must be adjusted to reflect the assumed conversion of all outstanding Operating Trust units.

(6) Represents accumulated depreciation on taxable REIT subsidiary gains and tax impact on applicable FFO adjustments.

(7) The following is a reconciliation of GAAP Gains/Losses from the Disposition of Real Estate Investments to Gross Gains/Losses from the Disposition of Real Estate Investments (see page 3 for a definition of Gross Gains/Losses and why we believe it is a meaningful measure):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
GAAP Gains from the Disposition of Real Estate Investments	$77,396	$118,893	$156,365	$212,458
Less: Accumulated Depreciation and Provisions for Possible Loss	(27,240)	(47,366)	(53,208)	(102,351)

Gross Gains from the Disposition of Real Estate Investments	$50,156	$71,527	$103,157	$110,107

Third Quarter 2004

Balance Sheets
In thousands

	September 30,	December 31,
Assets	2004	2003
Real Estate (1)	$8,885,846	$8,638,954
Real Estate - Held for Sale (1) (2)	428,804	360,226
Less: Accumulated Depreciation	744,898	648,982

	8,569,752	8,350,198
Investments In and Advances to Unconsolidated Entities	95,811	86,367

Net Investments	8,665,563	8,436,565
Cash and Cash Equivalents	179,642	5,230
Restricted Cash in Tax-Deferred Exchange Escrow	83,357	180,920
Other Assets	149,215	298,980

Total Assets (3)	$9,077,777	$8,921,695

Liabilities and Shareholders’ Equity
Liabilities:
Unsecured Credit Facilities	$—	$103,790
Long Term Unsecured Debt	2,119,913	1,871,965
Mortgages Payable (4)	1,931,363	1,866,252
Mortgages Payable - Held for Sale (2) (4)	60,810	61,373
Payables, Accrued Expenses and Other Liabilities	313,203	281,212

Total Liabilities	4,425,289	4,184,592
Minority Interest:
Series E, F and G Perpetual Preferred Units	29,091	61,180
Operating Trust Units/Other	493,817	531,236

	522,908	592,416
Shareholders’ Equity:
Series K and L Convertible Preferred Shares	25,000	50,000
Series D and I Cumulative Perpetual Preferred Shares	50,000	98,940
Common Shares, $0.01 Par Value	1,972	1,948
Additional Paid-In Capital and Other Comprehensive Income/(Loss)	3,967,957	3,966,639
Retained Earnings	84,651	27,160

Total Shareholders’ Equity	4,129,580	4,144,687
Total Liabilities and Shareholders’ Equity	$9,077,777	$8,921,695

NOTES

(1) The change in investments in real estate (including assets held for sale) at cost, consisted of the following:

Balance at December 31, 2003	$8,999,180
Acquisition-Related Expenditures	1,015,512
Redevelopment Expenditures	26,680
Recurring Capital Expenditures	34,230
Development Expenditures, excluding land acquisitions	245,135
Dispositions	(990,789)

Net Apartment Community Activity	9,329,948
Change in Other Real Estate Assets	(15,298)

Balance at September 30, 2004	$9,314,650

(2) Income from assets held for sale is included in Net Earnings from Discontinued Operations.

(3) Includes $600.3 million and $551.0 million of Ameriton assets as of September 30, 2004 and December 31, 2003, respectively.

(4) Includes a total of $113.1 million and $80.7 million of Ameriton third party debt as of September 30, 2004 and December 31, 2003, respectively.

Third Quarter 2004

Geographic Distribution at September 30, 2004 (1)

Core Markets
Greater Washington D.C. Metropolitan Area (2)	39.6%
Southern California	17.6%
San Francisco Bay Area, California	9.2%
Chicago, Illinois (2)	7.7%
Boston, Massachusetts (2)	5.0%
Greater New York City Metropolitan Area (2)	4.5%
Southeast Florida (2)	3.2%
Seattle, Washington	3.2%

Total Core Markets	90.0%

Non-Core Markets
Atlanta, Georgia	2.5%
Denver, Colorado	1.9%
Houston, Texas	1.3%
Raleigh, North Carolina	1.0%
Other (3)	3.3%

Total Non-Core Markets	10.0%

Total All Markets	100.0%

Total Garden	63.2%

Total High-Rise	36.8%

NOTES

(1) Based on net operating income (NOI) for the three months ended September 30, 2004, excluding amounts associated with the communities that are owned by Ameriton and any dispositions that closed during the current quarter. See footnote 2 on page 9 for a reconciliation of NOI to earnings from operations and an explanation as to why we believe NOI is a useful measure.

(2) The distribution between high-rise properties and garden communities follows (all percentages of total NOI):

	High-Rise	Garden	Total
Greater Washington D.C. Metropolitan Area	23.6%	16.0%	39.6%
Chicago, Illinois	6.2%	1.5%	7.7%
Boston, Massachusetts	1.9%	3.1%	5.0%
Greater New York City Metropolitan Area	4.1%	0.4%	4.5%
Southeast Florida	1.0%	2.2%	3.2%

(3) Includes markets that represent less than 1.0% of NOI.

Third Quarter 2004

Operating Performance Summary (1)
Year-Over-Year Same Store Performance

	Revenue		Operating Expense		Net Operating Income
	Growth/(Decline)		Growth/(Decline)		Growth/(Decline) (2)
	Q3 2004 vs.	YTD 2004 vs.	Q3 2004 vs.	YTD 2004 vs.	Q3 2004 vs.	YTD 2004 vs.
	Q3 2003	YTD 2003	Q3 2003	YTD 2003	Q3 2003	YTD 2003
Same Store Communities:
Garden Communities	0.3%	(0.5%)	4.0%	4.8%	(1.5%)	(3.0%)
High-Rise Properties	1.1%	0.2%	3.4%	2.8%	(0.2%)	(1.2%)
Total Portfolio	0.6%	(0.2%)	3.7%	4.0%	(1.0%)	(2.4%)

	Average Physical		Property Operating		Potential Effective Rent
	Occupancy(3)		Margin (4)		Per Unit (5)
	Q3 2004	Q3 2003	Q3 2004	Q3 2003	Q3 2004	Q3 2003
Same Store Communities:
Garden Communities	95.6%	96.0%	65.6%	66.8%	$1,079	$1,072
High-Rise Properties	95.2%	95.5%	62.8%	63.6%	$1,542	$1,515
Total Portfolio	95.5%	95.9%	64.5%	65.6%	$1,213	$1,201

	Revenue		Operating Expense		Net Operating Income		Average Physical
	Growth/(Decline)		Growth/(Decline)		Growth/(Decline) (2)		Occupancy
	Q3 2004 vs.	YTD 2004 vs.	Q3 2004 vs.	YTD 2004 vs.	Q3 2004 vs.	YTD 2004 vs.
	Q3 2003	YTD 2003	Q3 2003	YTD 2003	Q3 2003	YTD 2003	Q3 2004	YTD 2004
Same Store Core Markets: (6)
Greater Washington D.C. Metropolitan Area	2.4%	1.7%	5.9%	3.9%	0.8%	0.7%	96.2%	96.4%
Southern California	3.0%	3.1%	4.0%	3.7%	2.6%	2.8%	96.5%	96.6%
San Francisco Bay Area, California	(2.8%)	(4.8%)	1.5%	3.6%	(4.6%)	(8.2%)	94.6%	94.7%
Chicago, Illinois	(4.0%)	(2.8%)	(3.2%)	2.1%	(4.7%)	(7.1%)	92.9%	92.4%
Boston, Massachusetts	(0.6%)	(1.7%)	2.9%	5.3%	(2.0%)	(4.7%)	96.6%	97.1%
Southeast Florida	2.8%	2.1%	(3.1%)	2.8%	8.3%	1.5%	95.9%	96.2%
Seattle, Washington	(1.3%)	(1.4%)	8.2%	8.7%	(6.1%)	(6.3%)	93.6%	95.0%

Total Core Markets	0.8%	0.3%	3.4%	3.8%	(0.4%)	(1.4%)	95.6%	95.8%

Sequential Same Store Performance

		Operating
	Revenue	Expense	NOI
	Growth/	Growth/	Growth/
	(Decline)	(Decline)	(Decline) (2)
	Q3 2004 vs.	Q3 2004 vs.	Q3 2004 vs.
	Q2 2004	Q2 2004	Q2 2004
Sequential Same Store Communities:
Garden Communities	0.4%	1.9%	(0.3%)
High-Rise Properties	1.0%	5.4%	(1.5%)
Total Portfolio	0.7%	3.3%	(0.7%)
Sequential Same Store Core Markets: (7)
Greater Washington D.C. Metropolitan Area	0.5%	5.0%	(1.6%)
Southern California	0.6%	3.2%	(0.5%)
San Francisco Bay Area, California	0.7%	7.4%	(2.2%)
Chicago, Illinois	1.3%	0.5%	2.0%
Boston, Massachusetts	0.8%	(7.5%)	4.8%
Southeast Florida	(1.0%)	1.3%	(2.8%)
Seattle, Washington	(0.3%)	1.2%	(1.2%)

Total Core Markets	0.5%	3.2%	(0.8%)

See notes on following page.

Third Quarter 2004

Operating Performance Summary (continued)

NOTES

(1) Same Store Communities (excluding communities owned by Ameriton):

- Q3 2004 vs. Q3 2003 represents 149 apartment communities (52,047 units) that were fully operational during the entire three months ended September 30, 2004 and 2003, respectively. Excludes 26 apartment communities (9,041 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). Also excludes the Ameriton properties due to their short-term holding periods.

- YTD 2004 vs. YTD 2003 represents 149 apartment communities (52,047 units) that were fully operational during the entire nine months ended September 30, 2004 and 2003, respectively. Excludes 26 apartment communities (9,041 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). Also excludes the Ameriton properties due to their short-term holding periods.

- Q3 2004 vs Q2 2004 Sequential Same Store Communities represents 163 apartment communities (56,752 units) that were fully operational during the three months ended September 30, 2004 and June 30, 2004, respectively. Excludes 12 apartment communities (4,336 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). Also excludes the Ameriton properties due to their short-term holding periods.

(2) Net Operating Income (NOI) is defined as rental revenues less rental expenses and real estate taxes. We rely on NOI for purposes of making decisions about resource allocations and assessing segment performance. We also believe NOI is a valuable means of comparing period-to-period property performance. The following is a reconciliation of Same Store NOI to Earnings from Operations:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Same Store NOI	$124,876	$126,137	$373,213	$382,232
Non-Same Store NOI, including API properties	27,748	28,317	85,922	105,722
NOI Classified as Discontinued Operations - Communities Sold	(4,845)	(19,098)	(27,044)	(86,007)
NOI Classified as Discontinued Operations - Communities Held for Sale	(5,046)	(4,993)	(14,985)	(15,241)

Net Operating Income	142,733	130,363	417,106	386,706
Other Income	4,930	3,833	13,836	14,690
Depreciation on Real Estate Investments	(54,119)	(42,729)	(154,834)	(123,480)
Interest Expense	(46,692)	(36,800)	(129,476)	(111,728)
General and Administrative Expense	(12,898)	(12,558)	(37,423)	(38,200)
Other Expense	(2,809)	(2,380)	(6,107)	(28,978)

Earnings from Operations	$31,145	$39,729	$103,102	$99,010

(3) The average physical occupancy for the entire operating portfolio, excluding the Ameriton portfolio and including non-same store communities, was 94.7% for Q3 2004.

(4) Property Operating Margin is defined as rental revenues less operating expenses, divided by rental revenues.

(5) Potential Effective Rent Per Unit is defined as the average rent per unit net of concessions and loss to lease but before vacancy loss and bad debt costs for leases in place. The Potential Effective Rent Per Unit (weighted by units) for the entire operating portfolio, excluding the Ameriton portfolio, during the Third quarter of 2004 was $1,115 for the garden communities, $1,563 for the high-rise communities and $1,241 for the total portfolio.

(6) The dollar amounts and units for the same store communities in our core markets are as follows:

	Units		Revenues		Operating Expenses		Net Operating Income
	Q3 2004	YTD 2004	Q3 2004	YTD 2004	Q3 2004	YTD 2004	Q3 2004	YTD 2004
Core Markets:
Greater Washington D.C. Metropolitan Area	18,777	18,777	$81,406	$241,755	$26,934	$78,182	$54,472	$163,573
Southern California	7,399	7,399	27,818	82,488	8,742	25,478	19,076	57,010
San Francisco Bay Area, California	4,753	4,753	17,848	53,209	5,716	16,682	12,132	36,527
Chicago, Illinois	4,338	4,338	18,176	53,547	8,595	26,133	9,581	27,414
Boston, Massachusetts	2,001	2,001	10,305	30,728	3,090	9,781	7,215	20,947
Southeast Florida	928	928	3,062	9,147	1,398	4,138	1,664	5,009
Seattle, Washington	2,700	2,700	6,918	20,761	2,548	7,508	4,370	13,253

Total	40,896	40,896	$165,533	$491,635	$57,023	$167,902	$108,510	$323,733

(7) The dollar amounts and units for the Q3 2004 sequential same store communities in our core markets are as follows:

				Net
			Operating	Operating
	Units	Revenues	Expenses	Income
Core Markets:
Greater Washington D.C. Metropolitan Area	19,551	$84,947	$27,936	$57,011
Southern California	8,275	31,666	10,133	21,533
San Francisco Bay Area, California	5,203	19,670	6,362	13,308
Chicago, Illinois	4,818	20,872	9,812	11,060
Boston, Massachusetts	2,001	10,305	3,090	7,215
Southeast Florida	2,258	7,769	3,584	4,185
Seattle, Washington	2,808	7,241	2,601	4,640

Total	44,914	$182,470	$63,518	$118,952

Third Quarter 2004

Archstone-Smith Investment Summary
Dollar amounts in thousands, except cost per unit amounts

Operating Apartment Communities	Q1 2004	Q2 2004	Q3 2004
Garden:
Communities	127	128	129
Units	43,020	43,135	43,923
Total Investment(1)	$4,647,845	$4,801,564	$4,975,592
Cost per Unit	$108,039	$111,315	$113,280

High-Rise:
Communities	48	48	46
Units	20,819	20,819	17,165
Total Investment(1)	$3,767,308	$3,767,698	$3,440,672
Cost per Unit	$180,955	$180,974	$200,447

Total Portfolio:
Communities	175	176	175
Units	63,839	63,954	61,088
Total Investment(1)	$8,415,153	$8,569,262	$8,416,264
Cost per Unit	$131,818	$133,991	$137,773

Total Portfolio Capital Expenditures — Cost per Unit	Q1 2004	Q2 2004	Q3 2004	YTD 2004
Acquisition Related Expenditures	$5	$25	$41	$70
Redevelopment Expenditures	$99	$173	$152	$423
Recurring Capital Expenditures	$120	$170	$250	$537
Apartment Acquisitions
Communities	3	1	5	9
Units	1,191	221	2,005	3,417
Total Investment(1)(2)	$319,639	$44,148	$401,994	$765,781
Cost per Unit	$268,379	$199,765	$200,496	$224,109
Apartment Dispositions
Communities	4	2	6	12
Units	957	664	4,871	6,492
Gross Sales Proceeds	$133,180	$65,050	$591,441	$789,671
GAAP Gains	$49,800	$29,169	$77,396	$156,365
Gross Gains(3)	$34,480	$18,521	$50,156	$103,157
Unleveraged IRR(4)	13.9%	12.9%	9.2%	10.3%

Ameriton Investment Summary

		As of September 30, 2004
			Gross Book	Total Expected
	Communities	Units	Basis	Investment
Operating Communities	10	3,177	$347,843	$354,351
Communities Under Construction and In Planning	9	3,009	182,210	400,400
Equity in Joint Ventures(5)	4	827	27,105	N/A

Ameriton Totals	23	7,013	$557,158	$754,751

NOTES

(1) For development communities, represents the total expected investment at completion. For operating communities, represents total investment plus planned capital expenditures.

(2) First quarter and year-to-date investment includes $42.5 million of anticipated redevelopment capital.

(3) See page 3 for a definition of Gross Gains/Losses from the disposition of real estate investments. See page 5 for a reconciliation of GAAP Gains/Losses from the disposition of real estate investments to Gross Gains/Losses from the disposition of real estate investments.

(4) The unleveraged IRR represents the cash rate of return generated over the investment holding period on Archstone-Smith’s invested capital.

(5) Represents Ameriton’s GAAP basis in unconsolidated joint ventures that own operating properties or properties in development.

Third Quarter 2004

Development Summary(1)
Dollar amounts in thousands, except unit and cost per unit amounts

	Q1 2004	Q2 2004	Q3 2004	YTD 2004
Starts During Period
Communities	—	1	2	3
Units	—	306	872	1,178
Total Investment(2)	—	$72,045	$210,120	$282,165
Total Cost Per Unit	—	$235,441	$240,963	$239,529
Completions During Period
Communities	1	2	—	3
Units	120	558	—	678
Total Investment(2)	$30,528	$152,107	—	$182,635
Total Cost Per Unit	$254,400	$272,593	—	$269,373
Stabilizations During Period(3)
Communities	1	—	2	3
Units	108	—	474	582
Total Investment(2)	$12,780	—	$125,084	$137,864
Total Cost Per Unit	$118,333	—	$263,890	$236,880
Under Construction at End of Period
Communities	8	7	9
Units	2,487	2,235	3,107
Total Investment(2)	$609,088	$533,872	$743,992
Total Cost Per Unit	$244,909	$238,869	$239,457
Investment to Date	$310,723	$256,188	$360,277
In Planning at End of Period(4)
Communities	6	4	5
Units	1,951	1,533	1,576
Total Investment(2)	$482,113	$401,234	$508,946
Total Cost Per Unit	$247,111	$261,731	$322,935
Investment to Date	$74,309	$72,393	$41,936
Development Expenditures During Period(5)	$43,157	$54,124	$61,147	$158,428

					Actual or
					Expected Date	Expected
	Number of	Investment	Total		for First	Stabilization
Developments Under Construction	Units	at 9/30/04	Investment(2)	Start Date	Units(6)	Date	% Leased(7)
Wholly-Owned REIT Communities Under Construction
West Division (Garden)
Ventura County
Ventura	316	$40,248	$57,800	Q4/03	Q3/04	Q2/06	11.4%
Carlsbad, California
Pacific View (Kelly Ranch)	451	66,235	77,751	Q1/03	Q1/04	Q3/05	62.8%
Los Angeles, California
Warner Center	522	36,776	127,500	Q3/04	Q1/06	Q1/08	N/A

Total West Division	1,289	143,259	263,051

East Division (Garden)
Boston, Massachusetts
Archstone Watertown	134	35,808	42,479	Q4/02	Q4/04	Q3/05	N/A
Long Island, New York
Archstone Westbury	396	47,958	90,133	Q4/03	Q2/05	Q3/06	N/A

Total East Division	530	83,766	132,612

Charles E. Smith Division (High-Rise)
Washington, D.C.
Lofts 590 (Lofts at Crystal Towers)	212	26,886	41,718	Q1/03	Q4/04	Q1/06	N/A
Dupont Circle	306	44,835	72,045	Q2/04	Q2/05	Q2/06	N/A

	518	71,721	113,763
Boston, Massachusetts
Park Essex	420	45,976	151,946	Q4/03	Q3/06	Q4/07	N/A

Total Charles E. Smith Division	938	117,697	265,709

Total Wholly-Owned REIT Communities Under Construction	2,757	$344,722	$661,372

Unconsolidated REIT Joint Venture Communities Under Construction
San Diego, California
Presidio View	350	15,555	82,620	Q3/04	Q1/06	Q4/06	N/A

Total REIT Joint Venture Communities Under Construction	350	15,555	82,620

Total Communities Under Construction	3,107	360,277	743,992

NOTES

(1) Excludes Ameriton’s development properties but includes development activity related to unconsolidated REIT Joint Ventures.

(2) For development and in planning communities, represents the total expected investment at completion. For operating communities, represents total expected investment plus planned capital expenditures.

(3) Stabilizations During Period: Completed development communities achieving approximately 93% occupancy.

(4) Q3 2004 includes 432 units which will be constructed within an unconsolidated joint venture. Investment amounts represent total joint venture development costs.

(5) Q3 2004 includes equity investments made by the REIT for unconsolidated joint venture developments.

(6) Represents the quarter that the first completed units were occupied (or are expected to be occupied).

(7) The percentage leased is based on leased units divided by total number of units in the communities (completed and under construction) as of September 30, 2004. “N/A” is shown where Lease-Up has not yet commenced. Archstone-Smith begins leasing units prior to completion of the entire community.

Third Quarter 2004

Capitalization Summary
In thousands, except per share amounts

Preferred Shares and Units

	Shares/Units
	Outstanding at		Annual
	September 30,	Liquidation	Dividend	Redemption
Description	2004	Preference	Per Share	Date (1)	Conversion Ratio
Convertible Preferred Shares(2):
Series L Preferred Shares	641	$39.00	$3.40	November 2005	1 : 1.975
Perpetual Preferred Shares and Units(3):
Series E Preferred Units	600	$25.00	$2.09	(4)	N/A
Series G Preferred Units	600	$25.00	$2.16	March 2005	N/A
Series I Preferred Shares	0.5	$100,000	$7,660	February 2028	N/A

	September 30,	December 31,
	2004	2003
Market Capitalization
Common Shares and Units:
Common Shares (public)	197,225	194,762
Convertible Operating Trust Units	23,330	25,301

Total Common Shares and Operating Partnership Units	220,555	220,063
Closing Share Price	$31.64	$27.98

Market Capitalization of Common Shares and Units	$6,978,360	$6,157,363

Convertible Preferred Shares(2):
Series K and L Convertible Preferred Shares (private)	1,266	2,583
Closing Common Share Price (convertible into common shares)	$31.64	$27.98

Market Capitalization of Series K and L Preferred Shares	$40,056	$72,272

Perpetual Preferred Shares and Units(3):
Series D Perpetual Preferred Shares (public)	—	1,958
Closing Share Price	—	$25.88

Market Capitalization of Series D Perpetual Preferred Shares	—	$50,673

Liquidation Value of Series E, F, G and I Perpetual Preferred Units and Shares (private)	$80,000	$113,000

Market Capitalization of Perpetual Preferred Shares and Units	$80,000	$163,673

Total Equity Market Capitalization	$7,098,416	$6,393,308

Book Value of Total Debt	$4,112,086	$3,903,380
Total Market Capitalization	$11,210,502	$10,296,688

NOTES

(1) Securities are redeemable at the option of Archstone-Smith, not the holder, beginning in the month noted.

(2) The series K Preferred Shares were converted to Common Shares in September 2004.

(3) The company redeemed the Series D Preferred Units in August 2004, the Series F Preferred Units in September 2004 and 520,000 of the Series E Preferred Units in August 2004.

(4) In accordance with the terms of the securities, the company intends to repurchase the remaining Series E Preferred Units in two tranches: 400,000 units in November 2004 and 200,000 units in February 2005.

Third Quarter 2004

Debt Summary
Dollar amounts in thousands

	Outstanding Balance at			Weighted Average
	September 30,	December 31,	Effective	Remaining Life to
	2004	2003	Interest Rate(1)	Maturity
Unsecured Floating Rate Debt:
Revolving Credit Facilities	$—	$103,790	N/A	3.1
Tax-Exempt Debt	80,228	100,798	1.95%	18.9

	80,228	204,588	1.95%	18.9

Secured Floating Rate Debt:
Tax-Exempt Debt	391,467	317,351	2.02%	19.5
Construction Loans	49,874	56,129	4.14%	0.6
Conventional Mortgages	21,705	21,705	2.91%	4.1

	463,046	395,185	2.29%	16.7

Unsecured Fixed Rate Debt:
Long-Term Debt	2,039,685	1,771,167	6.40%	5.5
Secured Fixed Rate Debt:
Conventional Mortgages	1,508,687	1,511,277	6.45%	5.3
Other Secured Debt	20,440	21,163	5.08%	18.8

	1,529,127	1,532,440	6.43%	5.5

Total Debt Outstanding at end of Period	$4,112,086	$3,903,380	5.86%	7.0

Debt Maturity Schedule — Long Term Debt

	Long Term Unsecured Debt		Mortgages Payable
	Regularly		Regularly				Maturities
	Scheduled	Final	Scheduled	Final		Effective	as a % of
	Principal	Maturities	Principal	Maturities		Interest	Total Market
	Amortization	and Other	Amortization	and Other	Total	Rate(1)	Capitalization
2004	$—	$20,000	$2,754	$2,602	$25,356	7.2%	0.2%
2005	31,250	220,000	11,779	60,282	323,311	7.4%	2.9%
2006	31,250	20,000	10,736	297,688	359,674	6.1%	3.2%
2007	31,250	355,000	11,336	144,953	542,539	5.4%	4.8%
2008	31,250	302,603	12,644	110,290	456,787	4.5%	4.1%
Thereafter	397,500	679,810	255,146	1,071,963	2,404,419	6.0%	21.4%

Total	$522,500	$1,597,413	$304,395	$1,687,778	$4,112,086	5.9%	36.7%

Long-Term Floating Rate Debt (excludes revolving credit facilities) as a Percentage of Long-Term Debt at September 30, 2004	13.2%
Total Floating Rate Debt as a Percentage of Total Debt at September 30, 2004	13.2%
Archstone-Smith’s Pro-rata Share of Unconsolidated Debt at September 30, 2004(2)	$254,199

Coverage Ratios(3)

For the Nine
Months Ended
September 30,
2004
Including Archstone-Smith Gains on Disposition of Real Estate Investments:
Interest Coverage Ratio(4)	4.53
Debt Service Ratio(5)	4.28
Fixed Charge Ratio(6)	4.14
Excluding Archstone-Smith Gains on Disposition of Real Estate Investments:
Interest Coverage Ratio(4)	3.52
Debt Service Ratio(5)	3.32
Fixed Charge Ratio(6)	3.21

NOTES

(1) Includes the effect of loan cost amortization, credit enhancement fees, fair value hedges and other ongoing fees and expenses, where applicable, for the quarter ended September 30, 2004.

(2) Represents Archstone-Smith’s pro-rata portion of the joint ventures’ debt based on our percentage of equity in the joint venture at September 30, 2004.

(3) Coverage ratio calculations are based on EBITDA and EBITDA without gains. We believe that EBITDA and EBITDA without gains are useful supplemental measures to be used in the calculation of our coverage ratios. These coverage ratios provide rating agencies and investors additional means of comparing our financial condition to other companies. EBITDA and EBITDA without gains do not represent net earnings or cash from operating activities that are computed in accordance with GAAP and are not indicative of cash available to fund cash needs. We define EBITDA as net earnings before interest expense, income taxes, minority interest, depreciation and amortization. EBITDA without gains excludes Archstone-Smith gains on the disposition of REIT real estate investments (includes gains from taxable REIT subsidiaries). The following is a reconciliation of net earnings to EBITDA and EBITDA without gains:

YTD 2004
Net Earnings	$321,359
Interest Expense, net	154,518
Income Taxes on Taxable REIT Subsidiaries	17,059
Minority Interest	42,837
Depreciation Expense	164,007

EBITDA	699,780

Less: Archstone-Smith Gains on Dispositions of REIT Real Estate Investments	(156,365)

EBITDA Without Gains	$543,415

(4) Calculated as EBITDA, or EBITDA without gains, divided by GAAP interest expense.

(5) Calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and regularly scheduled principal payments (excluding balloon payments and final maturities).

(6) Calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and preferred dividend payments.

Third Quarter 2004

Supplemental Information for Net Asset Value Calculation
In thousands

		Three Months
		Ended
		September 30, 2004
The following information is provided to help facilitate the calculation of Archstone-Smith’s net asset value (including Ameriton).
Income Statement Information
Net Operating Income (NOI)		$142,733
NOI for Assets Held for Sale(1)	5,046
NOI Stabilization Adjustment for Prestabilized Developments and Acquisitions(2)	8,652

Total Adjustments		13,698

Adjusted NOI (64,265 units)		$156,431

Balance Sheet Information (Book Value)
Cash and Restricted Cash		$262,999
Investments in Unconsolidated Entities(3)		137,126
Investments in Communities Under Development and In Planning Owned — Archstone-Smith(4)		385,768
Investments in Communities Under Development and In Planning Owned — Ameriton(4)		182,210
Other Land		44,758
Other Assets		149,215
Tax-Exempt Debt(5)	471,695
Other Debt	3,640,391
Other Liabilities	313,203

Total Liabilities		4,425,289
Minority Interest (including Series E and G Perpetual Preferred)		31,141
Perpetual Preferred Shares (Series I)		50,000
Common Shares Outstanding		197,225
Convertible Operating Trust Units Outstanding		23,330
Assumed Conversion of Series L Preferred Shares		1,266
Stock Options (treasury stock method)		1,321

Fully Converted Shares		223,142

NOTES

(1) NOI for assets held for sale as of September 30, 2004, is included in discontinued operations. Excludes $4.8 million in NOI associated with assets sold during the three months ended September 30, 2004.

(2) Represents the difference between actual NOI attributable to communities in lease-up or acquired during the three months ended September 30, 2004, and the NOI for the full quarter assuming the underwritten stabilized yield.

(3) Includes approximately $41.3 million of gains from the sale of communities to unconsolidated joint ventures, which were deferred under GAAP.

(4) The total expected investment for Archstone-Smith’s and Ameriton’s development pipeline (including communities under construction and in planning) is $1.02 billion and $400.4 million, respectively at September 30, 2004.

(5) Excludes incremental value associated with tax-exempt debt resulting from interest rates that have historically been lower than conventional debt interest rates.